www.hycroftmining.com Hycroft Mining Holding Corp. 8181 East Tufts Ave, Suite 510 Denver, CO 80237 Tel: 303.253.3267 NEWS RELEASE HYCROFT PROVIDES PRELIMINARY 2021 OPERATING RESULTS AND HIGHLIGHTS OF INITIAL ASSESSMENT WINNEMUCCA, NV, February 22, 2022 - Hycroft Mining Holding Corporation (Nasdaq: HYMC) (“Hycroft” or the “Company”), a gold and silver development company that owns the Hycroft Mine in the prolific mining region of Northern Nevada, is pleased to provide preliminary operating results for 2021 and results of an Initial Assessment for the Hycroft project. Please see an updated presentation on the homepage of our website at www.hycroftmining.com. The Initial Assessment Technical Report Summary can also be found on our website or on www.sec.gov/edgar. See “Cautionary Note Regarding Forward-Looking Statements” below. 2021 Highlights • Safety: Hycroft’s safety performance was significantly improved with a 0.64 Total Recordable Injury Frequency Rate (TRIFR) at the end of 2021, which was an 80% reduction from 3.24 at the end of 2020. At month end January 2022, the TRIFR improved to a new low of 0.31. • Production: Gold production for the year ended December 31, 2021, of 55,668 ounces exceeded the high end of the guidance range as the process team continued to improve equipment, process control and costs. Silver production of 355,967 ounces was approximately 20% below guidance due to slower than planned leach kinetics. Processing of ore on leach pads is currently planned to proceed through the second quarter of 2022. Cash Position: The Company ended 2021 with $12.3 million of cash on hand and was in compliance with debt covenants. 2021 Development Highlights • Drill Results: During the 2021 drill program Hycroft encountered positive assay results further supporting the strategy to enhance the deposit through exploration drilling: ‒ Higher-grade intercepts from the 2021 drill program returned approximately 102 intercepts (1.5- meter intervals) averaging 4.1 grams per metric ton (“g/t”) or 0.13 ounces per ton (“opt”) gold and 85.3 g/t (2.73 opt) silver. Details of this recent drilling can be found on our website (www.hycroftmining.com). ‒ Recent near-surface, higher-grade material was encountered in the Porter area of the deposit with intervals including 3 meters grading 9.13 g/t (0.29 opt) gold and 32.55 g/t (1.04 opt) silver within a larger interval of 19.8 meters grading 1.78 g/t (0.06 opt) gold and 12.85 g/t (0.41 opt) silver (H21C-5568) and 12.2 meters grading 0.68 g/t (0.02 opt) gold and 12.78 g/t (0.41 opt) silver (H21C-5552). ‒ As reported in the Company’s September 8, 2021 press release, exploration drilling in the Vortex Zone identified gold grades that are up to five times higher than the average Mineral Resource grades at Hycroft of 0.34 g/t (0.011 opt). Significant intercepts previously reported from that drilling included 51.8 meters (170 feet) grading 2.47 g/t (0.08 opt) gold and 25.5 g/t (0.82 opt) silver (H21R-5592) and an additional intercept of 30.5 meters (100 feet) grading 0.71 g/t (0.02 opt) gold and 17.5 g/t (0.56 opt) silver in drill hole H21R-5591.

2021 Year End Preliminary Results and Highlights of Initial Assessment Page 2 • Variability Program: The drilling portion of the program concluded in January 2022. The Company completed 12,985 meters of drilling in 62 holes. This generated 92 samples and two bulk samples for variability testing and enhancing information in the metallurgical database. Backlogs in the independent labs due reduced staffing levels associated with the Covid-19 pandemic combined with delayed drilling have adversely impacted the assays and variability work schedule. To date, the Company has received test results for approximately 20% of the samples. Additional test results on the remaining samples are anticipated to be received over the course of the next two quarters, assuming no further delays. Mineral Resource Update Gold equivalent Mineral Resources totaled 15.3 million ounces of Measured & Indicated and 6.9 million ounces of Inferred (see table below for additional information on Mineral Resources). For this study, Independent Mining Consultants, Inc. (“IMC”) developed the Hycroft resource block model which includes data from 1981 to 2018 and includes 5,501 holes, representing 2,482,722 ft of drilling. The current inflationary environment and change in processing technique has resulted in increased cost assumptions and an associated higher cut-off grade partially mitigated by higher recoveries leading to a change in the Mineral Resource estimate, when compared with the prior model. The Mineral Resources were estimated based upon results of an Initial Assessment, as conducted in accordance with the Modernization of Property Disclosures for Mining Registrants promulgated by the U.S. Securities and Exchange Commission, as set forth in subpart 1300 of Regulation S-K. With the issuance of the Initial Assessment reflecting a different mining process, the 2019 Technical Report is superseded. Initial Assessment Highlights Pursuant to our press release in November 2021, Hycroft, together with its consultants and Ausenco Engineering USA South, Inc., has continued to advance work on the mill and pressure oxidation (“POX”) process. The mill and POX process remains the focus of ongoing study work, as it generates higher gold and silver recoveries than the sulfide heap oxidation and leach process, which will be foundational in optimizing the economics of the deposit. Recoveries become a critical factor when mining begins in the higher-grade silver Vortex deposit. POX recoveries will be further verified with ore-specific variability testing. As the work progressed, Hycroft also identified several opportunities that may yield significant additional economic benefits to the project. These opportunities, combined with the delays in receiving critical information important to the overall flowsheet, has led to the decision to release an Initial Assessment at this time. The Mineral Resource and mine planning work by IMC has been continuing over the past several months and that work has identified a number of opportunities that could be meaningful to the overall understanding and value of the project, as discussed below. 1. Identified that silver may be underestimated in the model: The detailed review also noted that a significant portion of historical drilling in the database does not include assay information for silver, which could result in an underestimation of silver in the model. With silver currently representing a substantial component of the potential revenue at the Hycroft mine, the Company believes this information to be an important factor to the overall understanding of the resource. The Company determined that assay information for silver was only included for drilling performed during the 2009 to 2014-time frame, with the majority of those assays containing notable quantities of silver. This represents a significant valuation opportunity at Hycroft that is critical to finalizing a project flowsheet and design. The Company is reviewing pre-2010 drilling information and is in the process of locating

2021 Year End Preliminary Results and Highlights of Initial Assessment Page 3 and cataloging historical pulps with the objective of re-analyzing for the missing silver values. Depending on the success of these efforts, it may become necessary to conduct additional drilling to supplement the database with updated silver values as it could yield a significant opportunity for enhanced economics. 2. Identified higher-grades in 2021 metallurgical drill program: 102 intercepts (1.5-meter intervals) averaging 4.1 g/t (0.13 opt) gold and 85.3 g/t (2.73 opt) silver as discussed above, along with continued anticipated results to be received from the 2021 drill program, have not been included in the model currently being used for Mineral Resource estimation and mine planning. These intercepts were not anticipated in the drill program designed to collect representative samples across all domains of the orebody for variability test work but warrants additional follow-up and understanding of these areas of higher-grade mineralization. 3. Potential opportunities to increase resources in block model: Some areas within the designed pits have limited drilling and, based on the geology and surrounding drill results, the Company expects that additional limited drilling could convert material currently considered as waste in the model to an ore classification, which would reduce the strip ratio, haulage costs and equipment, and increase revenue. Additionally, based upon the results of such additional drilling, Inferred Mineral Resources could be upgraded to higher resource classifications inside and adjacent to the current pit limits. Diane Garrett, President and CEO, commented, “With the work this team has completed, combined with the numerous opportunities identified as we progressed through the technical studies, we believe it is premature to complete a mill and acid POX process pre-feasibility study at this time as it would not accurately depict the potential value of this asset. Moreover, findings on the under-sampled silver in the resource model and the remaining variability test work to be completed may alter the mine plan and flowsheet that is currently contemplated. In addition to completing the very important silver assay work and incorporating the recent drill results into the model, it is also prudent to take the time to understand the effects of the supply chain challenges and the substantial impact of the current heightened inflationary environment which we have seen materially affecting all areas of the project, including capital and operating costs, over the projected life of the mine. Hycroft continues to be one of the largest gold and silver deposits in the world located in the Tier 1 mining jurisdiction of Nevada, USA and, as such, it is critical to fully understand the findings of our recent work. In addition to the opportunities within the current resource area, that represents just 2% of our overall land position, we have identified multiple targets outside the current resource area with promising geophysics and high-grade intercepts drilled by predecessor companies that have not been further investigated. There has been no exploration drilling at Hycroft since 2014 and, prior to that, drilling was focused on step-out drilling from the known pits for heap leach operations. Hycroft is a low-sulfidation, epithermal system with numerous banded quartz veins similar to Midas-style mineralization yet there has been no prior focus on understanding these veins and what they may mean to potential feeder systems. Moreover, we observe that high-grade mineralization occurs at the intersection of the steeply dipping north-south trending faults1 and the primary east-west faults2. These geologic controls of the higher-grade mineralization that are known at Hycroft are similar to structures seen at the historic past-producing, Rosebud gold mine, which is surrounded by our land position. We believe that there remains untapped potential at Hycroft and many of our findings during 2021 support this opportunity. We will continue to build on the work to date and investigate the opportunities identified.” 1 North-south trending faults include: Range, West Splay, Central, Albert, Break, Ice, Fire and East. 2 East-west faults include: Camel, South Brimstone, Prill and Ramp.

2021 Year End Preliminary Results and Highlights of Initial Assessment Page 4 After evaluating the information obtained, and carefully considering the numerous and significant opportunities developed during the assessment process that warrant follow-up analysis and work, coupled with the highly inflationary environment for equipment and cost inputs, the Company has filed an Initial Assessment Technical Report for the Hycroft Mine in accordance with the Modernization of Property Disclosures for Mining Registrants set forth in subpart 1300 of Regulation S-K. As a result of the milling and acid pressure oxidation mining process presented in the Initial Assessment, as compared to the novel two-step oxidation and heap leap process in the 2019 Technical Report, and the associated fundamental changes to the assumptions underlying the 2019 Technical Report, our ongoing disclosures, including those to be made in the Annual Report on Form 10-K for the year ended December 31, 2021, will be based on the Initial Assessment and not the 2019 Technical Report. The Company will continue to build on the work to date and investigate the opportunities identified and will provide an updated technical report at an appropriate time. Conference Call – February 22, 2021 / 9:00 am ET (6:00 am PT) Hycroft will host a conference call to discuss these results today at 9:00 am ET (6:00 am PT). To access the call, please dial: Canada & US toll‐free – 1-800-289-0438 Outside of Canada & US – 1‐323-794-2423 Conference ID: 5900985 Please note that a recording of the call will be archived on our website at www.hycroftmining.com. About Hycroft Mining Holding Corporation Hycroft is a US-based, gold and silver development company that owns the Hycroft Mine located in the world-class mining region of Northern Nevada. Contact: Diane R. Garrett Tracey Thom President & Vice President, Investor Relations Chief Executive Officer & Corporate Communication (210) 621-4200 (775) 391-9029

Statement of Mineral Resources (at February 18, 2022)

Gold Mineral Resources at Hycroft are estimated to be 9.65 million ounces of Measured & Indicated ("M&I") and 5.0 million ounces of Inferred. Silver Mineral Resources are estimated to be 446.0 million ounces of Measured & Indicated and 150.4 million ounces of Inferred.

Classification	Cutoff Grade	Approximate Cutoff, Equiv Gold	Tons	Grade (opt)		Sulfide Sulfur %	Contained Ounces (000s)		
	$/oz	opt	000s	Gold	Silver	%	Gold	Silver	AuEq
Heap Leach Mineral Resources									
Measured	$0.01	0.003	97,086	0.008	0.3	2.75	777	29,417	1,153
Indicated	$0.01	0.003	36,046	0.007	0.29	2.1	252	10,417	385
Heap Leach M&I	$0.01	0.003	133,132	0.008	0.3	2.57	1,029	39,834	1,538
Heap Leach Inferred	$0.01	0.003	101,314	0.008	0.09	1.77	811	9,118	928
Mill, Flotation Concentrate, POX and Cyanide Leach Process Plant Mineral Resources									
Measured	$0.01	0.011	147,176	0.011	0.65	1.86	4,839	240,830	7,916
Indicated	$0.01	0.011	196,130	0.011	0.53	1.65	3,778	165,305	5,890
Mill M&I	$0.01	0.011	343,306	0.011	0.59	1.76	8,617	406,135	13,807
Mill Inferred	$0.01	0.011	349,659	0.012	0.4	1.19	4,196	141,262	6,001
Combined Process Mineral Resources									
Total Measured	$0.01	0.003 - 0.011	171,125	0.011	0.58	2.04	5,616	270,247	9,069
Total Indicated	$0.01	0.003 - 0.011	210,916	0.011	0.5	1.7	4,030	175,722	6,275
Total M&I	**$0.01**	**0.003 - 0.011**	**382,041**	**0.011**	**0.54**	**1.9**	**9,646**	**445,969**	**15,344**
Total Inferred	**$0.01**	**0.003 - 0.011**	**450,973**	**0.012**	**0.33**	**1.32**	**5,007**	**150,380**	**6,929**

Notes:

- Mineral Resources and gold equivalent are based on metals prices of $1,800 per ounce of gold and $23.00 per ounce of silver.
- Cutoffs are income – process costs = NPR = NSR-Process OPEX
- Numbers may not match exactly due to rounding.
- Mineral Resources are contained within a computer-generated optimized pit. Total material in that pit is 3.516 billion tons.
- All units are imperial. Gold and silver grades are in troy ounces / short ton.

Mineral Resources were developed using the block model and pit optimization software to determine the mineralization with reasonable expectation of economic extraction. The table below summarizes the economic parameters that were used to define the optimized pit that defined the Mineral Resource. Metal prices for Mineral Resources were $1,800/oz gold and $23.00/oz silver. Each block is evaluated to determine which process provides the best net return after operating cost. The two processes are:

- Run of mine cyanide heap leaching, or
- Flotation milling followed by pressure oxidation of concentrates (POX).

Both process material types are reported on the statement of Mineral Resources (above). Project costs and project recoveries as well as metal prices can have a substantial impact on the Mineral Resource both positively and negatively. Mineral Resources are not Mineral Reserves and detailed economic considerations have not been applied. Modifying factors for mine and process design have not been applied. Inferred Mineral Resources have a high degree of uncertainty as to their existence and whether they can be economically or legally mined. It cannot be assumed that all or any part of an Inferred Mineral Resource will ever be upgraded to a higher category. *See "Cautionary Note to U.S. Investors Regarding Mineral Resources" below.*

HYCROFT *2021 Year End Preliminary Results and Highlights of Initial Assessment* Page 5

2021 Year End Preliminary Results and Highlights of Initial Assessment Page 6 Cautionary Note Regarding Forward-Looking Statements This news release contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, Section 21E of the Unites States Securities Exchange Act of 1934, as amended, or the Unites States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein and public statements by our officers or representatives, that address activities, events or developments that our management expects or anticipates will or may occur in the future, are forward-looking statements, including but not limited to such things as future business strategy, plans and goals, competitive strengths and expansion and growth of our business. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to” and similar words or expressions, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intention identify forward-looking statements. Forward-looking statements address activities, events or developments that the Company expects or anticipates will or may occur in the future and are based on current expectations and assumptions. These risks may include the following and the occurrence of one or more of the events or circumstances alone or in combination with other events or circumstances, may have a material adverse effect on the Company’s business, cash flows, financial condition and results of operations. Forward-looking statements include, but are not limited to: industry related risks including: fluctuations in the price of gold and silver; uncertainties concerning estimates of mineral reserves and Mineral Resources and the ability to report mineral reserves and Mineral Resources; risks related to ceasing active mining operations; risk related to issuing a new initial assessment technical report and no longer relying upon the 2019 Technical Report; risks and uncertainties relating to potential opportunities to increase resources in block model; risks and uncertainties relating to identifying higher grades of gold and silver and identifying additional silver assays to expand the silver estimate and increase Mineral Resources; uncertainties relating to the ongoing COVID-19 pandemic; the intense competition within the mining industry; the inherently hazardous nature of mining activities, including environmental risks; our insurance may not be adequate to cover all risks associated with our business, or cover the replacement costs of our assets; potential effects on our operations of U.S. federal and state governmental regulations, including environmental regulation and permitting requirements; cost of compliance with current and future government regulations; uncertainties relating to obtaining or retaining approvals and permits from governmental regulatory authorities; potential challenges to title in our mineral properties; risks associated with proposed legislation in Nevada that could significantly increase the costs or taxation of our operations; and changes to the climate and regulations and pending legislation regarding climate change; business-related risks including: risks related to our liquidity, compliance with our credit agreements and going concern considerations; risks related to our ability to raise capital on favorable terms or at all; risks related to proprietary novel two-stage heap oxidation and leach process at the Hycroft Mine and estimates of production; risks related to development of an initial assessment and a pre-feasibility study for the acid POX milling process; our ability to achieve our estimated production and sales rates and stay within our estimated operating and production costs and capital expenditure projections; risks related to a decline in our production of gold and silver and the ceasing of active mining operations; risk related to our ability to successfully eliminate or meaningfully reduce processing and mining constraints and related the results of our planned 2021 technical efforts and how the data resulting from such efforts could adversely impact processing technologies applied to our ore, future operations and profitability; risks related to our reliance on one mine with mining operations ceased; risks related to our limited experience with a largely untested process of oxidizing and heap leaching sulfide ores; uncertainties and risks related to our reliance on contractors and consultants; risks related to the availability and cost of equipment, supplies, energy, or commodities; the commercial success of, and risks relating to, our development activities; risks related to slope stability; risks related to our substantial indebtedness, including cross acceleration and our ability to generate sufficient cash to service our indebtedness; uncertainties related to our ability to replace and expand our ore reserves; costs related to our land reclamation requirements; uncertainties resulting from the possible incurrence of operating and net losses in the future; the loss of key personnel or our failure to attract and retain personnel; risks related to technology systems and security breaches; any failure to remediate and possible litigation as a result of a material weakness in our internal controls over financial reporting; risks related to current and future legal proceedings; and risks that our principal stockholders will be able to exert significant influence over matters submitted to stockholders for approval; risks related to our securities, including: volatility in the price of our common stock and warrants and possible delisting of securities if our trading price drops below $1.00 per share for an extended period of time; risks that our warrants may expire worthless; the valuation of our private warrants could increase the volatility in our net income (loss); anti–takeover provisions could make a third party acquisition of us difficult; and risks related to limited access to our financial information, as we have elected to take advantage of the disclosure requirement exemptions granted to emerging growth companies and smaller reporting companies; and forward looking statements that we do not intend to pay cash dividends and depending upon results of testing and analysis, we may determine to continue to cease mining until a new mining approach is determined and a new technical report is issued. These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward- looking statements. Please see our “Risk Factors” set forth in our Annual Report on Form 10-K for the year ended December 31, 2020, as amended May 14, 2021, and other reports filed with the SEC for more information about these and other risks. You are cautioned against attributing undue certainty to forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward-looking statements are not guarantees of future performance and that actual results, performance or achievements may differ materially from those made in or suggested by the forward-looking statements contained in this news release. In addition, even if our results, performance, or achievements are consistent with the forward-looking statements contained in this news release, those results,

2021 Year End Preliminary Results and Highlights of Initial Assessment Page 7 performance or achievements may not be indicative of results, performance or achievements in subsequent periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this news release speak only as of the date of those statements, and we undertake no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments. Cautionary Note to U.S. Investors Mineral Resources The Mineral Resource estimates included herein or incorporated by reference herein have been prepared in accordance with the requirements of the Modernization of Property Disclosures for Mining Registrants (the “Modernization Rules”) set forth in subpart 1300 of Regulation S-K, as promulgated by the United States Securities and Exchange Commission (“SEC”). These disclosures differ in material respects from the requirements set forth in Industry Guide 7, which remains applicable to U.S. companies subject to the reporting and disclosure requirements of the SEC that have not early adopted the Modernization Rules. These standards differ significantly from the disclosure requirements of Industry Guide 7 in that Mineral Resource information contained herein may not be comparable to similar information disclosed by U.S. companies that have not early adopted the Modernization Rules promulgated by the SEC. Under SEC standards, mineralization, such are Mineral Resources, may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produce or extracted at the time of the reserve determination. The term “economically,” as used in the SEC’s Industry Guide 7 definition of reserves, means that profitable extraction or production has been established or analytically demonstrated in a feasibility study to be viable and justifiable under reasonable investment and market assumptions. The term “legally” as used in the SEC’s Industry Guide 7 definition of reserves, does not imply that all permits needed for mining and processing have been obtained or that other legal issues have been completely resolved. However, for a reserve to exist, we must have a justifiable expectation, based on applicable laws and regulations, that issuance of permits or resolution of legal issues necessary for mining and processing at a particular deposit will be accomplished in the ordinary course and in a timeframe consistent with our current mine plans. As used in this press release, the terms “Mineral Resource”, “Measured Mineral Resource”, “Indicated Mineral Resource” and “Inferred Mineral Resource” are defined and used in accordance with the Modernization Rules set forth in subpart 1300 of Regulation S-K, even though such terms are not recognized under Industry Guide 7 which the Modernization Rules will replace beginning January 1, 2021 for companies that do not early adopt the Modernization Rules. You are specifically cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into mineral reserves, as defined by the SEC. You are cautioned that, except for that portion of Mineral Resources classified as mineral reserves, Mineral Resources do not have demonstrated economic value. Inferred Mineral Resources have a high degree of uncertainty as to their existence as to whether they can be economically or legally mined. Under the Modernization Rules, estimates of Inferred Mineral Resources may not form the basis of an economic analysis. It cannot be assumed that all or any part of an Inferred Mineral Resource will ever be upgraded to a higher category. A significant amount of exploration must be completed in order to determine whether an Inferred Mineral Resource may be upgraded to a higher category. Therefore, you are cautioned not to assume that all or any part of an Inferred Mineral Resource exists, that it can be economically or legally mined, or that it will ever be upgraded to a higher category. Likewise, you are cautioned not to assume that all or any part of Measured or Indicated Mineral Resources will ever be upgraded to mineral reserves.